Exhibit 10.2

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

dated as of April 24, 2015

between

SPRINT SPECTRUM L.P.,

as an Originator and as Servicer

and the

OTHER ORIGINATORS FROM TIME TO TIME PARTY HERETO,

as Originators

and

BUYERS FROM TIME TO TIME PARTY HERETO,

as Buyers

-i-

TABLE OF CONTENTS

(continued)

ANNEX 1	UCC Details Schedule
ANNEX 2	Notice Information
ANNEX 3	Related Originators; Related Buyers; Initial Capital Contributions

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

This AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, dated as of April 24, 2015 (this “Agreement”), is among SPRINT SPECTRUM L.P., a Delaware limited partnership (“Sprint Spectrum”), as an originator and as initial servicer (in such capacity, the “Servicer”), THE PERSONS IDENTIFIED ON THE SIGNATURE PAGES HERETO AS ORIGINATORS (together with Sprint Spectrum, the “Originators” and each, an “Originator”), and THE PERSONS IDENTIFIED ON THE SIGNATURE PAGES HERETO AS BUYERS (the “Buyers” and each, a “Buyer”). For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND RELATED MATTERS

SECTION 1.1 Defined Terms. In this Agreement, unless otherwise specified: (a) capitalized terms are used as defined in (or by reference in) Appendix A to the Amended and Restated Receivables Purchase Agreement, dated as of the date hereof (as amended, restated, modified or otherwise supplemented from time to time, the “Receivables Purchase Agreement”) among Buyers, as Sellers, the Servicer, the Conduit Purchasers, Committed Purchasers and Purchaser Agents from time to time party thereto, Mizuho Bank, Ltd. (“Mizuho”), as the Collateral Agent, Mizuho, as the ISC Administrative Agent, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as the SCC Administrative Agent, and (b) as used in this Agreement, unless the context otherwise requires, the following terms have the meanings indicated below:

“Contract” means with respect to a Receivable, a contract (including any purchase order or invoice) between any Originator and an Obligor pursuant to which such Receivable arises or which evidences such Receivable. A “related” Contract with respect to a Receivable means a Contract under which such Receivable in a Receivable Pool arises.

“Excluded Receivable” means any Receivable that is (i) more than 90 days past due or (ii) is at risk of imminent write-off as determined by the Servicer in accordance with the Credit and Collection Policy, in either case, as of the Closing Date.

“Originator Indemnified Party” is defined in Section 7.1.

“Receivable” means any right to payment from a Person, whether constituting an account, chattel paper, instrument or a general intangible (as such terms are defined under the UCC), arising from the sale of goods and/or provision of services by any Originator pursuant to a Contract, including the right to payment of any interest, finance charges and other payment obligations of such Person with respect thereto; provided, however that no right to payment or other indebtedness owing by a Sanctioned Person shall (i) constitute a Receivable, (ii) be deemed to have been sold or contributed to the Buyers by the Originators pursuant to this Agreement or (iii) sold or pledged under the Receivables Purchase Agreement by the Buyers provided, further, that, solely for purposes of this Agreement, no Excluded Receivable shall constitute a “Receivable”.

“Related Assets” means (a) with respect to any Receivable, (x) all security interests, hypothecations, reservations of ownership, liens or other adverse claims and property subject thereto from time to time purporting to secure payment of such Receivable, including pursuant to the Contract pursuant to which such Receivable was originated, together with all financing statements, registrations, hypothecations, charges or other similar filings or instruments against an Obligor and all security agreements describing any collateral securing such Receivable, if any, (y) in respect of any ISC Pool Receivable, all interest in any devices (including any such device which is or may become a Surrendered Device) relating to any Contract giving rise to such ISC Pool Receivable and (z) all guarantees, insurance policies and other agreements or arrangements of whatsoever character from time to time supporting such Receivable whether pursuant to the Contract pursuant to which such Receivable was originated, including any obligation of any party under the Transaction Documents to promptly deposit amounts received in respect of Collections to an account, (b) all Collections in respect of, and other proceeds of, the Receivables, (c) all rights and remedies (but none of the obligations) of the Originators, as applicable, under this Agreement and any other rights or assets pledged, sold or otherwise transferred to the Buyers hereunder and (d) all the products and proceeds of any of the foregoing.

“Related Buyer” means, with respect to any Originator, the Buyer identified as such on Annex 3.

“Related Originator” means, with respect to any Buyer, the Originator or Originators identified as such on Annex 3.

SECTION 1.2 Other Interpretive Matters. The interpretation of this Agreement, unless otherwise specified, is subject to part (B) of Appendix A to the Receivables Purchase Agreement.

ARTICLE II

AGREEMENT TO PURCHASE, SELL AND CONTRIBUTE

SECTION 2.1 Purchase, Sale and Contribution. Upon the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, hereby sells or contributes, as applicable, to its Related Buyer, and each Buyer hereby purchases or acquires from its Related Originator, all of such Related Originator’s right, title and interest in, to and under the Receivables and the Related Assets, in each case whether now existing or hereafter arising, acquired, or originated. For the avoidance of doubt, the Originators are not hereby selling, contributing, pledging or otherwise assigning any Excluded Receivables.

SECTION 2.2 Timing of Purchases. All Receivables existing at the opening of each Originator’s business on the Closing Date are hereby sold or contributed, as applicable, to its Related Buyer on such date in accordance with the terms hereof. On and after the Closing Date until the Purchase Termination Date, each Receivable shall be deemed to have been sold or contributed by each Originator to its Related Buyer immediately (and without further action by any Person) upon the creation or acquisition of such Receivable. The Related Assets with respect to each Receivable shall be sold or contributed at the same time as such Receivable, whether such Related Assets exist at such time or arise, are acquired or are originated thereafter.

SECTION 2.3 Purchase Price. (a) The purchase price (“Purchase Price”) for the Receivables and the Related Assets shall be an amount equal to the fair market value of the Receivables and the Related Assets (taking into account a discount for the time value of money, historic and expected losses and the Originators’ obligations pursuant to Section 3.2), which shall initially be 99.75 % of the Unpaid Balance of the Receivables or as otherwise agreed to by each Originator and its Related Buyer at the time of the purchase or acquisition. To the extent the value of a Receivable and Related Assets exceeds the Purchase Price, such excess shall be deemed a capital contribution to the equity of the Related Buyer by the applicable Originator.

(b) On the date hereof, each Originator shall, severally and for itself, contribute Receivables (together with the Related Assets) to its Related Buyer as an initial capital contribution to such Originator.

(c) Each Buyer shall pay the Purchase Price due to its Related Originator on any day in immediately available funds; provided, however, to the extent that a Buyer does not have sufficient funds available to pay in full such Purchase Price as of the date of its conveyance hereunder, the remaining portion of the Purchase Price shall be deferred until such time as the Buyer obtains such available funds, and the Related Originator’s recourse to Buyer for such deferred portion of the Purchase Price shall be limited to such available funds; provided, however, that if any such deferred portion has not been paid by the Buyer on the date that is ninety (90) days following the sale of the related Receivables hereunder, the Related Originator shall be deemed to have made a capital contribution to the Buyer in the amount of such unpaid deferred portion.

(d) Although the Purchase Price for each Receivable (together with the Related Assets) coming into existence after the Closing Date shall be due by the applicable Buyer to its Related Originator on the date such Receivable comes into existence, and such Purchase Price shall be made as provided in this Section 2.3, final settlement of the Purchase Price from each Buyer to its Related Originator shall be effected on a monthly basis on each Settlement Date with respect to all Receivables coming into existence during the calendar month preceding such Settlement Date and based on the information contained in the Information Package delivered by Servicer pursuant to the Receivables Purchase Agreement for the calendar month then most recently ended. On each Settlement Date, each Buyer and its Related Originator (or the Servicer on their behalf) shall cause a reconciliation to be made in respect of all purchases that shall have been made during the calendar month then most recently ended. Although such reconciliation shall be effected on Settlement Dates, increases or decreases in any contribution of capital by any Originator to its Related Buyer made pursuant to this Section shall be deemed to have occurred and shall be effective as of the date that the related Receivables came into existence.

SECTION 2.4 No Recourse or Assumption of Obligations. Except as specifically provided in this Agreement, the purchase and sale or contribution, as applicable, of Receivables and Related Assets under this Agreement shall be without recourse to any Originator. It is the express intent of each of the parties hereto that the transactions hereunder shall constitute absolute and irrevocable true sales or valid contributions of Receivables and the Related Assets by each Originator to its Related Buyer (such that the Receivables and the Related Assets, other than those repurchased by the Originators pursuant to the terms hereof, would not be property of any Originator’s estate in the event of any Originator’s bankruptcy).

None of the Buyers, the Administrative Agents, the Collateral Agent, the Purchasers or the other Affected Parties shall assume any obligation or liability in connection with any Receivables or Related Assets, nor shall any Buyer, any Administrative Agent, the Collateral Agent, any Purchaser or the other Affected Parties have any obligation or liability to any Obligor or other customer or client of any Originator (including any obligation to perform any of the obligations of any Originator under any Receivables or Related Assets).

ARTICLE III

ADMINISTRATION AND COLLECTION

SECTION 3.1 Sprint Spectrum to Act as Servicer, Contracts. (a) Sprint Spectrum shall be responsible for the servicing, administration and collection of the Receivables and the Related Assets for the benefit of each Buyer and for the benefit of each Administrative Agent (as Buyers’ assignee) on behalf of the Purchasers, and the Collateral Agent, all on the terms set out in (and subject to any rights to terminate Sprint Spectrum as Servicer and appoint a successor Servicer pursuant to) the Receivables Purchase Agreement.

(b) Each Buyer and each Originator hereby grant to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take or cause to be taken in the name of such Buyer or such Originator, as the case may be, any and all steps which are necessary or advisable to endorse, negotiate, enforce, or otherwise realize on any Collections and any checks, instruments, writing, other proceeds of the Receivables or other right of any kind held or transmitted by such Buyer or such Originator or transmitted or received by such Buyer or such Originator in connection with any Receivable and any Related Assets (including under the related Records).

(c) Each Originator shall perform all of its obligations under the Records to the same extent as if the Receivables had not been sold or contributed, as applicable, hereunder and the exercise by the Buyers, the Servicer, the Collateral Agent, each Administrative Agent or any of their respective designees of its rights hereunder or under the Receivables Purchase Agreement shall not relieve any Originator from such obligations.

SECTION 3.2 Deemed Collections. (a) If on any day:

(i) the Unpaid Balance of any Receivable originated by any Originator is:

(A) reduced or cancelled as a result of Dilution; and

(B) less than the amount included in calculating the Net Portfolio Balance in respect of any Receivable Pool for purposes of any Information Package (for any reason other than as a result of Dilution or such Receivable becoming a Defaulted Receivable or due to the application of Collections received with respect to such Receivable);

(ii) any Receivable (or the terms of any related Contract governing such Receivable or in respect of any ISC Upgrade Receivable, the Upgrade Program) is extended, amended, waived or otherwise modified (except as expressly permitted under Section 8.2(b) of the Receivables Purchase Agreement);

(iii) the due date for payment of any Pool Receivable is extended to a date that is more than 30 days after such Pool Receivable’s original due date;

(iv) there is discovered a breach of any of the representations or warranties of any Originator set forth in Section 4.2(p) with respect to any Receivable as of the date of its transfer hereunder; or

(v) during a Settlement Period, any Receivable becomes an Aged Receivable, but only to the extent that the aggregate Unpaid Balance of all Receivables that became Aged Receivables during such Settlement Period does not exceed 8.00% of the aggregate initial Unpaid Balance of Receivables conveyed hereunder during such Settlement Period;

then, on such day, the Originator that originated such Receivable or that made such representation or warranty, as the case may be, shall be deemed to have received a Collection of such Receivable:

(1) in the case of clause (i) above, in the amount of such reduction or cancellation or the difference between the actual Unpaid Balance (as determined immediately prior to the applicable event) and the amount included in respect of such Receivable in calculating the applicable Net Portfolio Balance or, with respect to clauses (ii) and (iii) above, in the amount that such extension, amendment, modification or waiver affects the Unpaid Balance of the related Receivable in the sole determination of the applicable Administrative Agent, as applicable;

(2) in the case of clause (iv) above, in the amount of the entire Unpaid Balance of the relevant Receivable or Receivables (as determined immediately prior to the applicable event); or

(3) in the case of clause (v) above, in the amount of the entire Unpaid Balance of the relevant Aged Receivable and the related Buyer shall convey to the Originator such Aged Receivables on such day and prior to their being written off as uncollectible; provided, however, that no such conveyance by the Buyer shall occur unless such Receivable has been repurchased by the Buyer from the Collateral Agent pursuant to Section 1.4 of the Receivables Purchase Agreement.

Collections deemed received by any Originator under this Section 3.2(a) are herein referred to as “Deemed Collections”. Notwithstanding anything to the contrary set forth herein or any Transaction Documents (including, without limitation, Sections 3.2(a)(ii), 7.3(b), 7.6(a), 7.6(b) and 8.2(b) in the Receivables Purchase Agreement), neither the Servicer nor any Originator shall permit any Obligor with respect to an ISC Receivable to extend, amend, terminate, waive or otherwise modify the related ISC Contract or the Upgrade Program in a manner that reduces the Unpaid Balance of such ISC Receivable unless prior to any such extension, amendment, termination, waiver or modification a corresponding Deemed Collection payment equal to the amount of such reduction in respect of the related Pool Receivable is made in connection therewith.

(b) Not later than the first Business Day after any Originator is deemed to have received a Deemed Collection pursuant to Section 3.2(a)(i)-(iv), such Originator shall transfer an amount equal to such Deemed Collection to its Related Buyer in immediately available funds for application in accordance with the Receivables Purchase Agreement. Deemed Collections under Section 3.2(a)(v) with respect to Aged Receivables shall be settled on the first Settlement Date to occur after the end of such Settlement Period through a dollar-for-dollar decrease in (i) deferred payments of the Purchase Price otherwise payable hereunder, (ii) distributions in respect of the Originator’s equity in the related Buyer and/or (iii) in the cash portion of the Purchase Prices for Receivables sold hereunder.

SECTION 3.3 Actions Evidencing Purchases. (a) On and following the Closing Date, each Originator and the Servicer shall mark its accounting records evidencing Receivables and Contracts in a form acceptable to Related Buyer, the Collateral Agent and the Administrative Agents, evidencing that the Receivables have been transferred to the Related Buyer in accordance with this Agreement, and none of the Originators or Servicer shall change or remove such mark without the consent of the Buyers, the Collateral Agent and each Administrative Agent. In addition, each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyers, the Collateral Agent, any Administrative Agent or any of their respective designees may reasonably request in order to perfect, protect or more fully evidence the purchases, sales and contributions hereunder, or to enable the Buyers, the Collateral Agent and the Administrative Agents to exercise or enforce any of their respective rights with respect to the Receivables and the Related Assets. Without limiting the generality of the foregoing, each Originator will upon the request of the Buyers, the Collateral Agent or any Administrative Agent: (i) authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and (ii) at any time during the continuance of an Event of Termination, Collection Control Event or Non-Reinvestment Event, mark its master data processing records evidencing that the Pool Receivables have been sold in accordance with this Agreement.

(b) Each Originator hereby authorizes Buyers, the Collateral Agent and each Administrative Agent or their respective designees (i) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and the Related Assets now existing or hereafter arising in the name of such Originator and (ii) to the extent permitted by the Receivables Purchase Agreement, to notify Obligors of the assignment of the Receivables and the Related Assets.

(c) Without limiting the generality of clause (a) above, each Originator shall authorize and deliver and file or cause to be filed appropriate continuation statements not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statements filed in connection with the Closing Date or any other financing statement filed pursuant to this Agreement, if the Final Payout Date shall not have occurred.

SECTION 3.4 Application of Collections. Unless Buyer instructs otherwise, any payment by an Obligor in respect of any Receivable shall, except as otherwise specified in writing or otherwise by such Obligor, required by Law or by the underlying Contract, be applied using the same systems, practices and procedures as Servicer uses for the application of payments on all of the receivables serviced by it for itself and its Affiliates whether or not such payments are being made with respect to Receivables.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Mutual Representations and Warranties. Each Originator represents and warrants to the Buyers, and each Buyer represents and warrants to the Originators, as of the date hereof and as of each date in which a purchase and sale or contribution, as applicable, is made hereunder, as follows:

(a) Organization and Good Standing. It has been duly organized in, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the Laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and will be conducted except to the extent that such failure could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Due Qualification. It is duly qualified to do business as a foreign organization in good standing, if applicable, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party in any capacity, and (B) carry out the terms of and perform its obligations under the Transaction Documents applicable to it, and (ii) has duly authorized by all necessary corporate, partnership or limited liability company action, as applicable, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

(d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by such party when duly executed and delivered will constitute, a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the performance by it of the terms hereof and thereof will not, (i) violate or result in a default under, (A) its articles or certificate of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, or (B) in the context of the transactions contemplated by this Agreement and the other Transaction Documents, any material indenture, agreement or instrument binding on it, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, agreement or instrument except for any Adverse Claim that could not reasonably be expected to have a Material Adverse Effect, or (iii) violate in any material respect any Law applicable to it or any of its properties.

(f) Bulk Sales Act. No transaction contemplated hereby requires compliance by it with any bulk sales act or similar Law.

(g) No Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to its actual knowledge, threatened against or affecting it (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect , (ii) seeking to prevent the servicing of the Receivables by it or the consummation of the purposes of this Agreement or of any of the other Transaction Documents or (iii) that involve this Agreement or any other Transaction Document.

(h) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for its due execution, delivery and performance of this Agreement or any other Transaction Document or the transactions contemplated thereby, except for the filing of the UCC financing statements referred to in such Transaction Documents and filings with the SEC to the extent required by applicable Law.

(i) Ordinary Course of Business. Each remittance of Collections on the Receivables transferred by an Originator to a Buyer under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and such Buyer and (ii) made in the ordinary course of business or financial affairs of such Originator and such Buyer.

SECTION 4.2 Additional Representations and Warranties of the Originators. Each Originator represents and warrants to Buyers as of the date hereof and as of each date on which a purchase and sale or contribution, as applicable, is made hereunder (except for the representation in clause (k) below, which is made only as of the date hereof), as follows:

(a) Valid Sale. This Agreement constitutes a valid sale, transfer and assignment or contribution, as applicable, of the Receivables originated by it and the Related Assets to its Related Buyer, or alternatively a grant of a valid security interest in such Receivables and Related Assets to its Related Buyer, enforceable against creditors of, and purchasers from it.

(b) Use of Proceeds. The use of all funds obtained by it under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System.

(c) Quality of Title. Prior to its sale or contribution to its Related Buyer hereunder, each Receivable, together with the Related Assets, is owned by it free and clear of any Adverse Claim (other than Permitted Adverse Claims and any Adverse Claims arising under any Transaction Document); when its Related Buyer makes a purchase of or acquires such Receivable and Related Assets by contribution, such Buyer shall have acquired, for fair consideration and reasonably equivalent value (and such Originator represents and warrants that it has taken all steps under the UCC necessary to transfer such good title and ownership interests in such assets), free and clear of any Adverse Claim (other than Permitted Adverse Claims and any Adverse Claim arising under any Transaction Document; and no valid effective financing statement or other instrument similar in effect covering any Receivable, any interest therein, and the Related Assets is on file in any recording office, except such as may be filed (i) in favor of such Originator or its Related Buyer in accordance with the Contracts or any Transaction Document (and assigned to the Collateral Agent), (ii) in favor of its Related Buyer in accordance with this Agreement, (iii) in connection with any Adverse Claim arising solely as the result of any action taken by any Purchaser (or any assignee thereof) or by the Collateral Agent or (iv) in favor of any Purchaser or Administrative Agent in accordance with the Receivables Purchase Agreement or any Transaction Document.

(d) Financial Condition. All financial statements of Sprint Corporation and its Subsidiaries (including the notes thereto) delivered to the Collateral Agent, each Administrative Agent and each Purchaser Agent pursuant to Section 7.5(a) of the Receivables Purchase Agreement, present fairly, in all material respects, the actual financial position and results of operations and cash flows of Sprint Corporation and its Subsidiaries as of the dates and for the periods presented or provided (other than in the case of annual financial statements, in each case in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of all interim balance sheets of Sprint Corporation.

(e) Accurate Reports. None of the reports, financial statements, certificates or other information (other than forward-looking statements, projections and statements of a general industry nature, as to which it represents only that it acted in good faith and utilized assumptions reasonable at the time made and due care in the preparation of such statement or projection) furnished or to be furnished by or on behalf of it (including Information Packages furnished by the Servicer and each report furnished pursuant to Section 7.5(f) of the Receivables Purchase Agreement) in writing (including, without limitation, by electronic delivery) to the Collateral Agent, any Administrative Agent, any Purchaser or any Purchaser Agent in connection with the Receivables Purchase Agreement or any other Transaction Document or any amendment thereto or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) taken together with any information contained in the public filings made by Sprint Corporation with the SEC pursuant to the 1934 Act contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

(f) UCC Details. Its true legal name as registered in the sole jurisdiction in which it is organized and the jurisdiction of such organization are specified in Annex 1 and the offices where it keeps all its Records are located at the addresses specified in Schedule 6.1(l) of the Receivables Purchase Agreement (or at such other locations, notified to the Collateral Agent in accordance with Section 7.1(f) of the Receivables Purchase Agreement), in jurisdictions where all action required by Section 8.5 of the Receivables Purchase Agreement has been taken and completed. Except as described in Annex 1, It has never had any, trade names, fictitious names, assumed names or “doing business as” names and is “located” in the jurisdiction specified in Annex 1 for purposes of Section 9-307 of the UCC. It is organized only in a single jurisdiction.

(g) Lock-Box Accounts. The names and addresses of all Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule 6.1(m) of the Receivables Purchase Agreement (or have been notified to and approved by the Collateral Agent and each Administrative Agent in accordance with Section 7.3(d) of the Receivables Purchase Agreement).

(h) Servicing Programs. No license or approval is required for the Buyers’, the Collateral Agent’s or any Administrative Agent’s use of any software or other computer program used by such Originator, the Servicer or any sub-servicer in the servicing of the Receivables originated by such Originator, other than under the Amdocs Sub-Servicing Agreement and those which have been obtained and are in full force and effect.

(i) Adverse Change. Since January 31, 2014, (i) there has been no material adverse change in the value, validity, collectability or enforceability of the Receivables originated by such Originator and (ii) since the Closing Date, there has been no Material Adverse Effect with respect to such Originator.

(j) Credit and Collection Policies; Law. It has complied with the Credit and Collection Policies in all material respects and such policies have not changed in any material respect since the Restatement Effective Date except as permitted under Sections 7.3(c) and 7.5(g) of the Receivables Purchase Agreement. It has complied with all applicable Law except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(k) Investment Company Act. It is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, in each case, under (and as defined in) the Investment Company Act.

(l) ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect; provided, however, that the occurrence or reasonable expectation of the occurrence of any ERISA Event that could reasonably be expected to result in the imposition of a lien by the PBGC on the assets of any Buyer shall be considered as reasonably expected to result in a Material Adverse Effect.

(m) Tax Returns and Payments. It has filed all federal income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except (i) for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided, or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. No tax lien has been filed, and, to the actual knowledge of the Servicer, no claim is being asserted, with respect to any such tax or assessment.

(n) No Event of Termination. No event has occurred and is continuing and or would result from the sale, transfer and assignment or contribution of the Receivables originated by such Originator, that constitutes or may reasonably be expected to constitute an Event of Termination, Unmatured Event of Termination, Collection Control Event or Non-Reinvestment Event.

(o) No Sanctions. It is not a Sanctioned Person. To its knowledge after due inquiry, no Obligor was a Sanctioned Person at the time of such Originator’s origination of any Receivable owing by such Obligor. It and its Affiliates: (i) have less than 15% of their assets in Sanctioned Countries; and (ii) derive less than 15% of their operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. Neither it nor any of its Subsidiaries engages in activities related to Sanctioned Countries except for such activities as are (A) specifically or generally licensed by OFAC, or (B) otherwise in compliance with OFAC’s sanctions regulations.

(p) Eligible Receivables. Each Receivable listed as an Eligible Receivable in any Information Package or included as an Eligible Receivable in the calculation of Net Portfolio Balance for any Receivable Pool on any date is an Eligible Receivable as of the effective date of the information reported in such Information Package or as of the date of such calculation, as the case may be.

ARTICLE V

GENERAL COVENANTS

SECTION 5.1 Mutual Covenants. At all times prior to the Final Payout Date, each Buyer and each Originator shall:

(a) Compliance with Laws, Etc. Comply with all applicable Laws, its Receivables and the related Contracts, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Preservation of Existence. Except as expressly permitted by Section 5.4(e) with respect to the Originators, preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction where the failure to qualify or preserve and maintain such existence, rights, franchises, privileges and qualification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Separateness. Not take any actions inconsistent with the terms of Section 7.8 of the Receivables Purchase Agreement or any Buyer’s limited liability company agreement.

SECTION 5.2 Additional Covenants of the Originators. At all times prior to the Final Payout Date, each Originator shall:

(a) Inspections. (i) From time to time, upon reasonable prior notice, upon the reasonable request by any Administrative Agent and during regular business hours permit its Related Buyer, the Collateral Agent, any Administrative Agent and the Purchaser Agents, or any of their respective agents or representatives to visit and inspect its properties, to examine and make copies of and abstracts from all Records and to discuss its affairs, finances and condition with its officers and independent accountants with respect to the Pooled Receivables and the Related Assets, all at such reasonable times and as often as reasonably requested; provided that, information relating to specific Receivables shall be limited to the Sprint Information and, during the continuance of an Event of Termination or Non-Reinvestment Event, such other information (including Subscriber Confidential Information) that the Collateral Agent or any Administrative Agent determines in good faith is necessary or desirable to exercise or enforce the Collateral Agent’s, the Administrative Agents’, the Purchasers’ or the Purchaser Agents’ rights and remedies hereunder and in such Receivables; provided further that, unless an Event of Termination, Non-Reinvestment Event, Collection Control Event or Unmatured Event of Termination has occurred and is continuing at the time of such audit/inspection, (i) such Originator shall only be required to reimburse reasonable documented out-of-pocket costs and expenses related to one such inspection during any 12-month period, which inspection shall be requested and scheduled by the Administrative Agents acting together and (ii) the Collateral Agent, the Administrative Agents and the Purchaser Agents shall use commercially reasonable efforts to coordinate any such inspection to minimize disruptions to the Originators and avoid duplication of Originator’s actions required to comply with such inspection.

(b) Keeping of Records and Books of Account; Delivery. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including an ability to recreate records evidencing the Receivables and Related Assets in the event of the destruction of the originals thereof, backing up on at least a daily basis on a separate backup computer from which electronic file copies can be readily produced and distributed to third parties being agreed to suffice for this purpose), and keep and maintain, or cause to be kept and maintained (or transferred to Servicer), all documents, books, records and other information necessary or advisable for (i) the collection of all Receivables and Related Assets (including records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable received, made or otherwise processed on that day), and (ii) the identification of the portion of the Collections received from each Obligor that represent Collections of an ISC Receivable from such Obligor and Collections of an SCC Receivable from such Obligor.

(c) Performance and Compliance with Receivables and Contracts. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts and the Receivables. No Buyer shall assume any obligation or liability with respect to any Receivables or Related Assets, nor shall any Buyer be obligated to perform any of the obligations of the Originators thereunder.

(d) Location of Records. Keep its chief executive office and principal place of business, and the offices where it keeps its Records (and any original documents relating thereto), at the address of such Originator referred to in Annex 1 or, upon thirty (30) days’ prior written notice to the Collateral Agent, each Administrative Agent, at such other locations in jurisdictions where all action required by Section 8.5 of the Receivables Purchase Agreement shall have been taken and completed.

(e) Credit and Collection Policies. Until such Receivable is sold or contributed to its Related Buyer, comply in all material respects with its Credit and Collection Policy in regard to each Receivable and the Related Assets and not agree to any material changes thereto except as expressly permitted hereunder and under the Receivables Purchase Agreement.

(f) Collections. Except as otherwise permitted under Section 5.5 of this Agreement, instruct all Obligors to cause all Collections of Receivables and the Related Assets to be deposited directly in a Lock-Box Account covered by a Lock-Box Agreement. In the event such Originator or any of its Affiliates receives any

Collections such Person will promptly (but not later than three (3) Business Days following receipt) deposit such Collections in a Lock-Box Account covered by a Lock-Box Agreement, except to the extent Servicer is permitted to commingle such Collections with its own funds pursuant to Section 1.3(a)(i) of the Receivables Purchase Agreement. The Originators shall cooperate with the Buyers and the Servicer in collecting amounts due from Obligors in respect of the Receivables. Each Originator hereby grants to the Buyers and the Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take or cause to be taken in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any Collections and any checks, instruments or other proceeds of the Receivables held or transmitted by such Originator or transmitted or received by such Buyer (whether or not from such Originator) in connection with any Receivable transferred by it hereunder.

(g) Agreed Upon Procedures. Cooperate reasonably with Servicer and the designated accountants for each annual agreed upon procedures report required pursuant to Section 7.5(f) of the Receivables Purchase Agreement.

(h) Frequency of Billing. Prepare and deliver (or cause to be prepared and delivered) invoices with respect to all SCC Receivables no less frequently than as required under the Contract related to such Receivable.

(i) Location. Each Originator shall at all times maintain its jurisdiction of organization and its chief executive office within a jurisdiction in the United States in which Article Nine of the UCC (2001 or later revision) is in effect.

(j) Tax Matters. Each Originator shall pay all applicable taxes required to be paid by it when due and payable in connection with the transfer of the Receivables and Related Assets, and acknowledges that neither the Collateral Agent, any Administrative Agent nor any Purchaser shall have any responsibility with respect thereto. Each Originator shall pay and discharge, or cause the payment and discharge of, all federal income taxes (and all other material taxes) when due and payable, except (i) such as may be paid thereafter without penalty, (ii) such as may be contested in good faith by appropriate proceeding and for which an adequate reserve has been established and is maintained in accordance with GAAP or (iii) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(k) Credit Risk Retention. (i) at all times own a net economic interest in the Pool Receivables sold or contributed by such Originator to its Related Buyer hereunder in an amount at least equal to 5% of the Unpaid Balance of such Pool Receivables at such time, in the form of a first loss tranche under paragraph 1(d) of Article 405 of the CRR or in accordance with the Credit Risk Retention Rules, by holding its equity interest in its Related Buyer and/or by retaining its right to receive any deferred portion of the Purchase Price for such Pool Receivables as contemplated by Section 2.3(c), (ii) not change the manner in which it retains such net economic interest, except to the extent permitted under paragraph 1 of Article 405(1) of the CRR or the Credit Risk

Retention Rules, and (iii) not enter into any credit risk mitigation, short position or any other hedge with respect to such net economic interest, except to the extent permitted under paragraph 1 of Article 405(1) of the CRR or the Credit Risk Retention Rules. Each Originator shall, at all times prior to the Final Payout Date, provide to the Servicer on a monthly basis, a confirmation from such Originator as to continued compliance with the agreements stated in the preceding clauses (i), (ii) and (iii). The Originators shall cooperate with each Purchaser (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Purchaser or its Purchaser Agent) to the extent reasonably necessary to assure such Purchaser that the Originators retain credit risk in the amount and manner required by the CRR and the Credit Risk Retention Rules and to permit such Purchaser to perform its due diligence and monitoring obligations (if any) under the CRR and the Credit Risk Retention Rules; provided however, that none of the Originators or the Buyers shall be required to take actions that could cause a change in the accounting or tax treatment of the transactions contemplated by this Agreement. Each Purchaser and each Purchaser Agent is a third party beneficiary of this Section 5.2(k).

SECTION 5.3 Reporting Requirements. From the date hereof until the Final Payout Date, each Originator will furnish (or cause to be furnished) to the Buyers, the Collateral Agent, each Administrative Agent and each Purchaser Agent each of the following, unless the Collateral Agent, each Administrative Agent and the Required Purchasers otherwise consent in writing:

(a) Financial Statements. (i) Quarterly Financial Statements. Within 45 days after the close of each of the first three fiscal quarters of each fiscal year of Sprint Corporation, Sprint Corporation’s Form 10-Q as filed with the SEC.

(ii) Annual Financial Statements. Within 75 days after the end of each fiscal year of Sprint Corporation, the audited consolidated statements of operations, changes in stockholders’ equity and cash flows of Sprint Corporation and its Subsidiaries for such fiscal year, and the related audited consolidated balance sheet for Sprint Corporation and its Subsidiaries as of the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all reported on by Deloitte LLP, or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit), to the effect that such audited consolidated financial statements present fairly in all material respects the financial condition and results of operations of Sprint Corporation and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b) Other Information.

(i) promptly after the same become publicly available, copies of all proxy statements, financial statements and regular or special reports which Sprint Corporation files with the SEC or with any national securities exchange or distributed generally to its shareholders, as the case may be;

(ii) promptly following a request therefor, any documentation or other information (including with respect to any Originator, any Seller or Sprint Corporation) that any Buyer, the Collateral Agent, any Administrative Agent or any Purchaser reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti money laundering rules and regulations, including the USA PATRIOT Act; and

(iii) from time to time such further information regarding the business, affairs and financial condition of Sprint Spectrum, Sprint Corporation and Originators as any Buyer, the Collateral Agent, or any Administrative Agent shall reasonably request; provided that, information relating to specific Receivables shall be limited to the Sprint Information and, during the continuance of an Event of Termination or Non-Reinvestment Event, such other information (including Subscriber Confidential Information) that the Collateral Agent or any Administrative Agent determines in good faith is necessary or desirable to exercise or enforce its, the Purchasers’ and the Purchaser Agents’ rights and remedies hereunder and in such Receivables.

Documents and information required to be delivered pursuant to this Section 5.3 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Sprint Corporation posts such documents, or provides a link thereto, on its website or another relevant website, if any, to which the applicable party has access (whether a commercial, third-party website or whether sponsored by such party). Notwithstanding anything contained herein, in every instance Sprint Spectrum shall be required to provide documents, information, and certificates required by or requested pursuant to Sections 5.3(b)(ii) and 5.3(b)(iii) to the Collateral Agent and each Administrative Agent.

(c) ERISA. Written notice of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Sprint Corporation, Sprint Spectrum, the Servicer, any Originator, or any of their respective ERISA Affiliates, in an aggregate amount exceeding $200,000,000.

(d) Events of Termination, Etc. Notice of the occurrence of any Event of Termination, Unmatured Event of Termination, Collection Control Event, Non-Reinvestment Event, Amdocs Performance Event or Amdocs Event not later than two (2) Business Days after such event occurs.

(e) Litigation. As soon as possible, and in any event within two (2) Business Days of actual knowledge of any Responsible Officer thereof, notice of any material litigation, investigation or proceeding initiated against any Buyer which has had or could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) Credit and Collection Policy. At least thirty (30) days prior to (i) the effectiveness of any material change in or material amendment to such Originator’s Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy then in effect and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment could reasonably be expected to adversely affect the value, validity, collectability or enforceability of the Receivables or decrease the credit quality of any newly created Receivables (in each case, taken as a whole), requesting the Collateral Agent’s, each Administrative Agent’s and each Purchaser Agent’s consent thereto.

(g) Other Information. Promptly, from time to time, such Records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of such Originator as any Buyer, the Collateral Agent, any Administrative Agent or any Purchaser Agent may from time to time reasonably request relating to the Buyers, the transactions contemplated hereby, the Receivables and the Related Assets in order to protect the interests of the Buyers, the Collateral Agent, the applicable Administrative Agent, any Purchaser Agent or any Purchaser under or as contemplated by this Agreement or any other Transaction Document or to comply with any Law or any regulatory authority, provided that, information relating to specific Receivables shall be limited to the Sprint Information and, during the continuance of an Event of Termination or Non-Reinvestment Event, such other information (including Subscriber Confidential Information) that the Collateral Agent or the applicable Administrative Agent determines in good faith is necessary or desirable to exercise or enforce its, the Purchasers’ and the Purchaser Agents’ rights and remedies hereunder and in such Receivables.

SECTION 5.4 Negative Covenants of Each Originator. From the date hereof until the Final Payout Date, each Originator shall not:

(a) Sales, Adverse Claims, Etc. Except as otherwise explicitly provided herein and in the other Transaction Documents, sell, assign or otherwise dispose of, or create or suffer to exist any Adverse Claim other than Permitted Adverse Claims, any Adverse Claim arising under any Transaction Document or solely as the result of any action taken by any Purchaser (or any assignee thereof), any Purchaser Agent, the Collateral Agent or by any Administrative Agent upon or with respect to, (i) any Receivable or Related Asset or any interest therein, or any Lock-Box Account to which any Collections of any of the foregoing are sent, or any right to receive income or proceeds (other than the purchase price paid to such Originator hereunder or any proceeds of Collections remitted to such Originator hereunder to the extent such Originator owes no other amounts hereunder) from or in respect of any of the foregoing or, prior to the Final Payout Date, its equity interest in it Related Buyer, if any.

(b) Extension or Amendment of Receivables. Except as contemplated in Section 8.2(b) of the Receivables Purchase Agreement, extend, amend or otherwise modify the terms of any Receivable originated by such Originator or amend, modify or waive any term or condition of any related Contract, (including without limitation, in respect of any ISC Contract, the Designated Installment Payment Term or the terms of the Upgrade Program), in each case unless prior to any such extension, amendment or modification, a corresponding Deemed Collection payment in respect of the related Receivable is made in connection therewith. Make or consent to any change in the Upgrade Program if such proposed change or amendment could reasonably be expected to result in a Material Adverse Effect or permit an Obligor to elect to have a right to trade in its qualifying wireless communication device in satisfaction of such ISC Receivable after the date that such Obligor entered into an ISC Contract, in each case without the prior written consent of the Collateral Agent, each Administrative Agent and each Purchaser Agent, unless a corresponding Deemed Collection payment in respect of the related ISC Receivable has been made in connection therewith.

(c) Change in Credit and Collection Policy or Business. (i) Make or consent to any change in the Credit and Collection Policies if such proposed change or amendment could be reasonably be expected to adversely affect the value, validity, collectability or enforceability of, the Receivables or decrease the credit quality of any newly created Receivables (in each case, taken as a whole) or (ii) make a change in the character of its business that would have or could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in either case, without the prior written consent of its Related Buyer, the Collateral Agent, each Administrative Agent and each Purchaser Agent.

(d) Change in Lock-Boxes. (i) Add any bank or lock-box account not listed on Schedule 6.1(m) of the Receivables Purchase Agreement as a Lock-Box Bank or Lock-Box Account unless the Collateral Agent and each Administrative Agent shall have previously approved and received duly executed copies of all Lock-Box Agreements and/or amendments thereto covering each such new bank and lock-box account, (ii) terminate any Lock-Box Bank, Lock-Box Agreement or related Lock-Box Account without the prior written consent of the Collateral Agent and each Administrative Agent and, in each case, only if all of the payments from Obligors that were being sent to such Lock-Box Bank will, upon termination of such Lock-Box Bank and at all times thereafter, be deposited in a Lock-Box Account with another Lock-Box Bank covered by a Lock-Box Agreement and (iii) amend, supplement or otherwise modify any Lock-Box Agreement without the prior written consent of the Collateral Agent and each Administrative Agent.

(e) Mergers, Sales, Etc. Consolidate or merge with or into any other Person or sell, lease or transfer all or substantially all of its property and assets, or agree to do any of the foregoing, unless (i) no Event of Termination, Unmatured Event of Termination, Collection Control Event or Non-Reinvestment Event has occurred and is continuing or would result immediately after giving effect thereto, (ii) if such Originator is not the surviving entity or if such Originator sells, leases or transfers all or substantially all of its property and assets, the surviving entity or the Person purchasing or being leased the assets is a Subsidiary of Sprint Corporation and agrees to be bound by the terms and provisions applicable to such Originator hereunder, (iii) no Change of Control shall result, (iv) Sprint Corporation reaffirms in a writing, in form and substance reasonably satisfactory to the Collateral Agent and each Administrative Agent, that its obligations under the Performance Support Agreement shall apply to the surviving entity and (v) the Collateral Agent and each Administrative Agent receives such additional certifications and opinions of counsel as it shall reasonably request.

(f) Deposits to Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited, or direct any Obligor to deposit or remit, any Collection or proceeds thereof to any account (or related lock–box, if applicable) not covered by a Lock-Box Agreement (including any organizational or operational account of any Originator or any of its Affiliates) except in accordance with Section 5.5.

(g) Change in Organization, Etc. Change its jurisdiction of organization or its name, identity or corporate organization structure or make any other change such that any financing statement filed or other action taken to perfect its Related Buyer’s or the Collateral Agent’s interests hereunder and under the Receivables Purchase Agreement, as applicable, would become seriously misleading or would otherwise be rendered ineffective, unless such Originator shall have given its Related Buyer, the Collateral Agent and each Administrative Agent not less than 30 days’ prior written notice of such change and shall have cured such circumstances.

(h) Actions Impairing Quality of Title. Take any action that could reasonably be expected to cause any Receivable, together with the Related Assets, not to be owned by it free and clear of any Adverse Claim (other than any Permitted Adverse Claim or any Adverse Claim arising under any Transaction Document or solely as the result of any action taken by any Purchaser (or any assignee thereof), any Purchaser Agent, the Collateral Agent or by any Administrative Agent); or take any action that could cause the Collateral Agent not to have a valid ownership free of any Adverse Claim or first priority perfected security interest in the Asset Portfolio and all products and proceeds of the foregoing, free and clear of any Adverse Claim (other than any Permitted Adverse Claim or Adverse Claim arising under any Transaction Document); or suffer the existence of any valid effective financing statement or other instrument similar in effect covering any Receivable or any Related Asset on file in any recording office except such as may be filed (i) in favor of any Originator or Seller in accordance with the Contracts or any Transaction Document or (ii) in favor of a Purchaser, the Collateral Agent or the applicable Administrative Agent in accordance with this Agreement or any Transaction Document or take any action that could cause the Collateral Agent not to have a valid first priority perfected security interest in each Lock-Box Account listed on Schedule 6.1(m) or for which the Collateral Agent and each Administrative Agent has been notified in accordance with Section 7.3(d) and all amounts or instruments on deposit or credited therein from time to time (other than Permitted Adverse Claims). No Originator shall encumber, pledge, assign or otherwise transfer, or create or suffer to create a Lien upon, or otherwise finance any other receivable or amount billed on, or otherwise reflected on, the same invoice as a Receivable.

SECTION 5.5 Collections Outside the Lockbox Accounts. Notwithstanding anything herein or in any other Transaction Document to the contrary, each Originator and the Servicer shall be permitted to instruct Obligors to cause Collections with respect to Pool Receivables to an account that is not a Lock-Box Account covered by a Lock-Box Agreement and deposit such Collections in an account that is not a Lock-Box Account covered by a Lock-Box Agreement; provided, that the aggregate Unpaid Balance of all Eligible Receivables that are Non Lock-Box Receivables does not exceed 8.00% of the aggregate Unpaid Balance of all Eligible Receivables at any time.

SECTION 5.6 Excluded Originator. The Servicer may designate any Originator as an “Excluded Originator” following any Unmatured Event of Termination or Event of Termination, but not later than the third Business Day following any Event of Termination, that has occurred and results solely from an event or circumstance affecting such Originator by written notice to the Collateral Agent and each Administrative Agent, specifying the effective date of such designation (the “Exclusion Effective Date” for such Excluded Originator) if all of the following conditions are then satisfied:

(a) such Unmatured Event of Termination or Event of Termination, as the case may be, would not have occurred if such Originator had not been a party to this Agreement as an Originator at the time it occurred;

(b) no other Unmatured Event or Termination, Event of Termination, Collection Control Event or Non-Reinvestment Event has occurred and is continuing or would occur as a result of such designation;

(c) (i) the Servicer shall have prepared and forwarded to the Collateral Agent and each Administrative Agent a pro forma Information Package for the immediately preceding Reporting Date, which pro forma Information Package shall be prepared excluding the Receivables relating to such Originator from the Pool Receivables relating to each Receivable Pool and the Net Portfolio Balance relating to each Receivable Pool for all purposes, and (ii) such pro forma Information Package does not report any Unmatured Event of Termination, Event of Termination, Collection Control Event or Non-Reinvestment Event on a pro forma basis (giving effect to any reduction of the Purchaser Group Investments to occur concurrently with such designation);

(d) the aggregate Unpaid Balance of Receivables relating to each Receivable Pool originated by such Originator reflected in the most recently delivered Information Package, (i) when added to the aggregate Unpaid Balance of Receivables that were excluded from the Net Portfolio Balance in respect of both Receivable Pools by the designation of any other Excluded Originators pursuant to this Section 5.6 during the 12 most recently completed calendar months (measured at the time of their respective Exclusion Effective Dates), is less than 1.00% of the average monthly aggregate Unpaid Balance of the Pool Receivables in respect of both Receivable Pools during the 12 most recently completed calendar months, and (ii) when added to the aggregate Unpaid Balance of Receivables that were excluded from the Net Portfolio Balance in respect of both Receivable Pools by the designation of any other Excluded Originators pursuant to this Section 5.6 at any time (measured at the time of their respective Exclusion Effective Dates), is less than 3.00% of the average monthly aggregate Outstanding Balance of all Receivables during the 12 most recently completed calendar months ; and

(e) on its Exclusion Effective Date, (x) such Excluded Originator ceases to hold any membership or other equity interest in any Buyer and no Change of Control would result therefrom (provided that any such change in ownership in a Buyer shall not be deemed to be a Change of Control), (y) any debts or amounts owing by the Buyers to such Excluded Originator under this Agreement and otherwise have been paid in full and (z) such Excluded Originator has ceased to be a party to this Agreement in accordance with the terms hereof.

Any pro forma Information Package provided pursuant to this Agreement or Section 13.18 of the Receivables Purchase Agreement shall be subject to the representations, warranties and indemnifications contained herein and the other Transaction Documents on the same basis as any other Information Package. The representations, covenants and provisions of this Agreement and the other Transaction Documents applicable to an Originator shall no longer be applicable to an Excluded Originator after the Exclusion Effective Date for such Excluded Originator. The parties hereto shall work together in good faith to effectuate any actions as may be appropriate in connection with the designation of an Originator as an Excluded Originator. For the avoidance of doubt, any Receivables originated by an Excluded Originator prior to its related Exclusion Effective Date shall continue to be owned by the applicable Buyers and constitute Pool Receivables for all purposes, in each case, after such Exclusion Effective Date.

ARTICLE VI

TERMINATION OF PURCHASES

SECTION 6.1 Voluntary Termination. The sale or contribution by any Originator of Receivables and Related Assets pursuant to this Agreement may be terminated by any party hereto, upon reasonable notice to the other parties hereto, at any time when the Purchasers’ Total Investment is equal to zero.

SECTION 6.2 Automatic Termination. The sale or contribution by any Originator, as applicable, of Receivables and Related Assets pursuant to this Agreement shall automatically terminate if an Event of Bankruptcy shall have occurred and remain continuing with respect to such Originator or its Related Buyer.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1 Each Originator’s Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable Law, each Originator severally but not jointly, hereby agrees to indemnify and hold harmless Buyers, Buyers’ Affiliates and all of their respective successors, transferees, participants and assigns, all Persons referred to in Section 8.4 hereof, and all officers, members, managers, directors, shareholders, employees and agents of any of the foregoing (each an “Originator Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements but excluding Taxes

(except to the extent provided in clauses (viii) and (ix) below, and provided that no Originator Indemnified Party shall recover more than once for any Tax imposed from any indemnitor under the Transaction Documents) (all of the foregoing being collectively referred to as “Originator Indemnified Amounts”) awarded against or incurred by any of them arising out of the ownership, maintenance or purchasing of the Receivables or in respect of or related to any Receivable or Related Assets or arising out of or relating to or resulting from the actions or inactions of the Originators or any Affiliate of any of them; provided, however, notwithstanding anything to the contrary in this Article VII, Originator Indemnified Amounts shall be excluded solely to the extent (x) resulting from the gross negligence or willful misconduct on the part of such Originator Indemnified Party as determined by a final non-appealable judgment by a court of competent jurisdiction, (y) resulting from a claim brought by any Originator against an Originator Indemnified Party for breach of such Originator Indemnified Party’s obligations under any Transaction Document as determined by a final non-appealable judgment by a court of competent jurisdiction or (z) they constitute recourse with respect to a Pool Receivable and the Related Assets by reason of bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Obligor. Without limiting the foregoing, each Originator shall indemnify, subject to the limits set forth in this Section 7.1, and hold harmless each Originator Indemnified Party for any and all Originator Indemnified Amounts arising out of, relating to or resulting from:

(i) the transfer by any Originator of any interest in any Receivable other than the sale or contribution, as applicable, of any Receivable and Related Assets to any Buyer pursuant to this Agreement and the grant of a security interest to any Buyer pursuant to this Agreement;

(ii) any representation or warranty made by any Originator under or in connection with any Transaction Document, any Information Package or any other information or report delivered by or on behalf of any Originator pursuant hereto, which shall have been untrue, false or incorrect when made or deemed made;

(iii) the failure of any Originator to comply with the terms of any Transaction Document or any applicable Law (including with respect to any Receivable or the Related Assets), or the nonconformity of any Receivable or Related Assets with any such Law;

(iv) the lack of an enforceable ownership interest or a first priority perfected security interest in the Receivables (and all Related Assets) transferred, or purported to be transferred, to any Buyer pursuant to this Agreement against all Persons (including any bankruptcy trustee or similar Person);

(v) the failure to file, or any delay in filing of, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Receivable transferred by any Originator, or purported to be transferred by any Originator, to any Buyer pursuant to this Agreement whether at the time of any purchase or acquisition, as applicable, or at any time thereafter;

(vi) any suit or claim related to the Receivables transferred, or purported to be transferred, to any Buyer pursuant to this Agreement (including any products liability or environmental liability claim arising out of or in connection with merchandise or services that are the subject of any such Receivable);

(vii) failure by any Originator to comply with the “bulk sales” or analogous Laws of any jurisdiction;

(viii) any Taxes (other than Excluded Taxes) imposed upon any Originator Indemnified Party or upon or with respect to the Receivables transferred, or purported to be transferred, to any Buyer pursuant to this Agreement and all reasonable costs and expenses related thereto or arising therefrom, which such Taxes or such amounts relating thereto arise by reason of the purchase or ownership, contribution or sale of such Receivables (or of any interest therein) or Related Assets or any goods which secure any such Receivables or Related Asset;

(ix) any loss arising, directly or indirectly, as a result of the imposition of sales or analogous Taxes or the failure by any Originator or the Servicer to timely collect and remit to the appropriate authority any such Taxes (to the extent not duplicative of clause (viii) above);

(x) any commingling by any Originator or the Servicer of any funds relating to the Receivables with any of its own funds or the funds of any other Person;

(xi) the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness; or

(xii) any inability of any Originator or any Buyer to assign any Receivable or other Related Asset as contemplated under the Transaction Documents; or the violation or breach by any Originator of any confidentiality provision, or of any similar covenant of non-disclosure, with respect to any Contract, or any other Indemnified Amount with respect to or resulting from any such violation or breach.

SECTION 7.2 Contribution. If for any reason the indemnification provided above in this Article VII is unavailable to an Originator Indemnified Party or is insufficient to hold an Originator Indemnified Party harmless, then each Originator shall contribute to the amount paid or payable by such Originator Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Originator Indemnified Party on the one hand and such Originator on the other hand but also the relative fault of such Originator Indemnified Party as well as any other relevant equitable considerations.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Amendments, etc. No amendment or waiver of any provision of this Agreement or consent to any departure by any Originator therefrom shall in any event be effective unless the same shall be in writing and signed by the Buyers, the Collateral Agent, the Administrative Agents, the Required Purchasers and (if an amendment) the Originators, and if such amendment or waiver affects the obligations of Sprint Corporation, Sprint Corporation consents in writing thereto, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Each Originator may not amend or otherwise modify any other Transaction Document executed by it without the written consent of the Buyers, the Collateral Agent, the Administrative Agents and the Required Purchasers, and if such amendment or waiver affects the obligations of Sprint Corporation, Sprint Corporation consents in writing thereto.

SECTION 8.2 No Waiver; Remedies. No failure on the part of any Buyer or any Originator Indemnified Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by Law. Each Originator hereby consents to and agrees to be bound by the specific remedies provisions of Section 9.2 of the Receivables Purchase Agreement as if they were set forth herein mutatis mutandis. Without limiting the foregoing, each Purchaser, each Purchaser Agent, BTMUNY, individually and as the SCC Administrative Agent, Mizuho, individually and as Collateral Agent and ISC Administrative Agent, each Liquidity Provider, each Affected Party, and any of their Affiliates (each a “Set-off Party”) are each hereby authorized at any time during the continuance of an Event of Termination, Collection Control Event or Non-Reinvestment Event (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived any deposits and any other indebtedness held or owing by such Set-off Party (including by any branches or agencies of such Set-off Party) to, or for the account of the parties hereto amounts owing by such party hereunder (even if contingent and unmatured).

SECTION 8.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, first class postage prepaid or by facsimile, to the intended party at the address, facsimile number or email address of such party set forth in Annex 2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when receipt is confirmed by telephone.

SECTION 8.4 Binding Effect; Assignment. Each Originator acknowledges that institutions providing financing (by way of loans or purchases of Receivables or interests therein) pursuant to the Receivables Purchase Agreement may rely upon the terms of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall also, to the extent provided herein, inure to the benefit of the parties to the Receivables Purchase Agreement. Each Originator acknowledges that Buyers’ rights under this Agreement may be assigned to Mizuho, BTMUNY or another Purchaser or Purchaser Agent under the Receivables Purchase Agreement, consents to such assignment and to the exercise of those rights directly by Mizuho, BTMUNY another Purchaser or Purchaser Agent to the extent permitted by the Receivables Purchase Agreement and acknowledges and agrees that both Mizuho and BTMUNY, individually and as agent, a Committed Purchaser, a Conduit Purchaser and the other Affected Parties and each of their respective successors and assigns are express third party beneficiaries of this Agreement.

SECTION 8.5 Survival . The rights and remedies with respect to any breach of any representation and warranty made by any Originator or any Buyer pursuant to Section 3.2, Article IV the indemnification provisions of Article VII, the provisions of Sections 8.4, 8.5, 8.6, 8.8, 8.9, 8.10, 8.11, 8.12 and 8.14 shall survive any termination of this Agreement.

SECTION 8.6 Costs and Expenses. In addition to its obligations under Article VII, each Originator agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses incurred by Buyers and any other Originator Indemnified Party in connection with:

(a) the negotiation, preparation, execution and delivery of this Agreement and any amendment of or consent or waiver under this Agreement (whether or not consummated), or the enforcement of, or any actual or reasonably claimed breach of, this Agreement, including reasonable and documented accountants’, auditors’, consultants’ and attorneys’ fees and expenses to any of such Persons and the fees and charges of any nationally recognized statistical rating agency or any independent accountants, auditors, consultants or other agents incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement in connection with any of the foregoing; and

(b) the administration (including periodic auditing as provided for herein) of this Agreement and the transactions contemplated thereby, including all reasonable and documented expenses and accountants’, consultants’ and attorneys’ fees incurred in connection with the administration and maintenance of this Agreement and the transactions contemplated thereby.

SECTION 8.7 Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Executed counterparts may be delivered electronically. This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 8.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF BUYERS IN THE RECEIVABLES OR RELATED ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 8.9 Waiver of Jury Trial. EACH ORIGINATOR AND EACH BUYER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

SECTION 8.10 Consent to Jurisdiction; Waiver of Immunities. EACH ORIGINATOR AND EACH BUYER HEREBY ACKNOWLEDGES AND AGREES THAT:

(a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

(b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 8.11 Confidentiality. Each party hereto agrees to comply with, and be bound by, the confidentiality provisions of Section 13.8 of the Receivables Purchase Agreement as if they were set forth herein mutatis mutandis.

SECTION 8.12 No Proceedings. Each Originator agrees, for the benefit of the parties to the Receivables Purchase Agreement, that it will not institute against any Buyer, or join any other Person in instituting against any Buyer, any proceeding of a type referred to in the definition of Event of Bankruptcy from the Closing Date until one year and one day after no investment, loan or commitment is outstanding under the Receivables Purchase Agreement. In addition, all amounts payable by any Buyer to any Originator pursuant to this Agreement shall be payable solely from funds available for that purpose (after each Buyer has satisfied all obligations then due and owing under the Receivables Purchase Agreement).

SECTION 8.13 No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of any Buyer contained in this Agreement shall be had against any stockholder, employee, officer, director, member, manager incorporator or organizer of any Buyer.

SECTION 8.14 Grant of Security Interest. It is the intention of the parties to this Agreement that the conveyance of each Originator’s right, title and interest in and to the Receivables, the Related Assets and all the proceeds of all of the foregoing to Buyers pursuant to this Agreement shall constitute an absolute and irrevocable purchase and sale or capital contribution, as applicable, and not a loan or pledge. As a protective measure in the event that, notwithstanding the foregoing, the conveyance of the Receivables and the Related Assets to Buyers is characterized by any third party as a loan or pledge, each Originator does hereby grant, to Buyers a security interest to secure such Originator’s obligations hereunder in all of such Originator’s now or hereafter existing right, title and interest in, to and under the Receivables, the Lock-Box Accounts (to the extent of the Receivables, the Related Assets and the proceeds of the foregoing) and the Related Assets and that this Agreement shall constitute a security agreement under applicable law.

SECTION 8.15 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.16 Restatement; No Novation. Effective as of the Restatement Effective Date, the Receivables Sale Agreement dated as of May 16, 2014 (the “Original RSA”) among the parties to this Agreement is amended and restated as set forth in this Agreement. It is the intent of the parties hereto that this Agreement (i) shall re-evidence the obligations and other indebtedness under the Original RSA, (ii) is entered into in substitution for, and not in payment of, the obligations and other indebtedness under the Original RSA, and (iii) is in no way intended to constitute a novation of any of the obligations or other indebtedness which was evidenced by the Original RSA.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SPRINT SPECTRUM L.P.
as Servicer

By:	/s/ Joseph J. Euteneuer
Name:	Joseph J. Euteneuer
Title:	Treasurer

SPRINT SPECTRUM L.P.
SPRINTCOM, INC.
NORTHERN PCS SERVICES, LLC
SPRINT TELEPHONY PCS, L.P.
AMERICAN PCS COMMUNICATIONS, LLC
PHILLIECO, L.P.
TEXAS TELECOMMUNICATIONS, LP
ALAMOSA WISCONSIN LIMITED PARTNERSHIP
AIRGATE PCS, INC.
UBIQUITEL OPERATING COMPANY
LOUISIANA UNWIRED, LLC
GEORGIA PCS MANAGEMENT, L.L.C.
TEXAS UNWIRED
INDEPENDENT WIRELESS ONE CORPORATION
SOUTHWEST PCS, L.P.
ALAMOSA MISSOURI, LLC
WASHINGTON OREGON WIRELESS, LLC
IPCS WIRELESS, INC.
GULF COAST WIRELESS LIMITED PARTNERSHIP
HORIZON PERSONAL COMMUNICATIONS, INC.
BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC, each as Originator

By:	/s/ Joseph J. Euteneuer
Name:	Joseph J. Euteneuer
Title:	Treasurer

ENTERPRISE COMMUNICATIONS PARTNERSHIP
as Originator

By:	SprintCom ECP I, L.L.C.,
its General Partner

	By:	/s/ Joseph J. Euteneuer
	Name:	Joseph J. Euteneuer
	Title:	Treasurer

By:	SprintCom ECP II, L.L.C.,
its General Partner

	By:	/s/ Joseph J. Euteneuer
	Name:	Joseph J. Euteneuer
	Title:	Treasurer

SFE 1, LLC
SFE 2, LLC
SFE 3, LLC
SFE 4, LLC
SFE 5, LLC
SFE 6, LLC
SFE 7, LLC
SFE 8, LLC
SFE 9, LLC
SFE 10, LLC
SFE 11, LLC
SFE 12, LLC
SFE 13, LLC
SFE 14, LLC
SFE 15, LLC, each as a Buyer

By:	/s/ Joseph J. Euteneuer
Name:	Joseph J. Euteneuer
Title:	Treasurer

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